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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 22, 2000
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                             FIRST AID DIRECT, INC.
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             (Exact name of registrant as specified in its charter)

         Florida                           0-30629              59-1796257
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(State or other jurisdiction          (Commission File        (IRS Employer
 or incorporation)                         Number)          Identification No.)

               10211 NORTHWEST 53RD STREET, SUNRISE, FLORIDA 33351
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (954) 749-9926
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                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         On August 22, 2000, the Board of Directors of First Aid Direct, Inc. (the "Company") and Robert Sussman mutually agreed to terminate Mr. Sussman's relationship with the Company. Until August 22, 2000, Mr. Sussman had held the offices of Chief Executive Officer, President, Treasurer and Secretary and had served as a director of the Company. Mr. Scott Siegel is currently serving as Interim Chief Executive Officer until a replacement is found.

         A severance agreement was entered into between First Aid Direct, Inc. and Mr. Sussman on August 16, 2000 which provides for the Company's payment of $50,000 to Mr. Sussman in consideration for the termination of Mr. Sussman's employment agreement and his relinquishment of all claims against the Company arising out of his employment or the termination of his employment. The termination of Mr. Sussman's employment agreement canceled his option to purchase 150,000 shares of common stock which would have vested over a five-year period beginning December 20, 2000.

ITEM 7. EXHIBITS.

         (c)      Exhibits.

         17.1     Letter of Resignation, dated August 22, 2000, from
                  Robert Sussman.

         17.2 Severance Agreement, dated August 16, 2000, by and between First Aid Direct, Inc. and Robert Sussman.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FIRST AID DIRECT, INC.



                                         By: /s/ Scott Siegel
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                                             Scott Siegel, Interim Acting Chief
                                             Executive Officer

DATED: August 29, 2000

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